AGENCY AGREEMENT

THIS AGENCY AGREEMENT (this "Agreement") is made and entered into effective as of December 14, 2004, by and between Guardian Technologies International, Inc., a Delaware corporation (the "Company"), and The Shemano Group, Inc., a California corporation ( "Shemano"). Shemano and the Company agree as follows :

1.

Engagement of Shemano :  The Company hereby engages Shemano to act as the Company's non- exclusive placement agent with respect to sales by the Company in a private placement (the “Offering”) of up to $20 million aggregate principal amount of equity, equity-related or debt securities (the “Securities”) of the Company to certain accredited, institutional investors during the term of this Agreement as set forth in Section 6 and Shemano hereby accepts such engagement.

2.

Offering Procedures:   Shemano will introduce the Company to one or more investors who Shemano reasonably believes to be "accredited investors," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”), with whom Shemano has a pre-existing substantive relationship (the “Offerees”).

Shemano's Compensation:   Upon each closing of the Offering, in consideration for the services rendered by Shemano hereunder, the Company shall pay or provide to Shemano , or cause Shemano to be paid or provided , the following compensation:

(b)

Cash Compensation: Within three (3) days of each closing of the Offering and receipt and acceptance of the Offering proceeds by the Company, the Company shall pay to Shemano cash compensation equal to eight percent (8%) of the aggregate gross proceeds received in the Offering and accepted by the Company at such closing.

(b)

Warrants:   Within three (3) days of each closing of the Offering and receipt and acceptance of the Offering proceeds by the Company, the Company will issue to Shemano warrants to purchase a number of shares of common stock of the Company equal to 15% of the shares of common stock issued and sold in the Offering or issuable upon conversion of any convertible securities sold in the Offering and the subject of such closing (the “Agent’s Warrants”).  The exercise price of the Agent’s Warrants shall equal the exercise price of the warrants issued in the Offering to investors; provided that if no such warrants are issued to investors in the Offering, the exercise price of the Agent’s Warrants shall equal 130% of the price of any common stock issued and sold in the Offering or the conversion price of any convertible securities issued and sold in the Offering.  The term, registration rights, and other terms of the Agent’s Warrants shall be identical to the warrants issued in the Offering to any Offeree, and if the Offering does not provide for the issuance of warrants, then the Agent’s Warrants issued to Shemano shall be on terms customary for the type of offering, shall have a five-year term, and contain a cashless exercise provision commencing one (1) year following the issuance thereof if the underlying shares have not then been registered.  The shares underlying the Agent’s Warrants shall be subject to equitable adjustment for stock splits, stock dividends and similar events.  The shares underlying the Agent’s Warrants shall have “piggyback” registration rights for the term of the Agent’s Warrants ..

For purposes of determining Shemano’s compensation under this Section 3, the aggregate gross proceeds received in the Offering(s) shall include any additional amount paid to the Company by investors upon exercise or conversion of any of the Securities or warrants , including the value allocated to any securities not issued pursuant to a “cashless exercise” or similar provision, whenever actually received by the Company.

3.

Certain Matters Relating to Shemano’s Duties:

Shemano’s responsibilities shall include using its best efforts to introduce potential accredited, institutional investors to the Company. In conducting the Offering, Shemano shall not use any general solicitation or general advertising within the meaning of applicable securities laws in connection with any offering and shall otherwise comply with applicable federal, state and foreign securities laws in connection with the offer and sale of the Securities. Shemano shall have no responsibility to participate or assist in any negotiations between any potential investor and the Company but may do so at the reasonable request of the Company. Further, Shemano shall have no responsibility for fulfilling any SEC reporting or filing requirements as such requirements relate to the Company; provided, however, that Shemano agrees to provide the Company with reasonable assistance related to any registration, qualification or other requirements under applicable securities laws and other regulatory requirements, upon request of the Company, including but not limited to any approval required under applicable NASD rules or regulations then applicable with regard to any compensation paid hereunder by the Company to Shemano.

(c)

Shemano agrees to introduce the Company to Offerees which are accredited, institutional investors only in states in which Shemano has been advised by the Company that offers and sales of Securities can be legally made by the

Company and in which Shemano is authorized to offer such securities.

(e)

Shemano shall perform its duties under this Agreement in a manner consistent with the instructions of the Company. Such performance shall include, but not be limited to, the delivery to each Offeree of a current copy of a private placement memorandum or similar offering document, subscription agreement and any offering questionnaire and/or similar documents provided to Shemano by the Company, as such documents may be amended from time to time by the Company and delivered to Shemano (the “Offering Documents”). Shemano shall consecutively number each copy of the Offering Documents (which will include the first letter of Shemano’s name or other identifying mark sufficient to designate an Offeree introduced by Shemano); keep a log of when and to whom each copy of any Offering Document is given, with the Offering Document numbers; maintain a copy of any written information Shemano obtains regarding the suitability of each Offeree; and only use the Offering Documents in introducing Offerees to the Company. Shemano shall provide this log and all such written information to the Company at any time and promptly upon request of the Company at the termination of this Agreement. The Company shall, promptly following execution of this Agreement, provide Shemano with a written list of prospective Offerees which the Company does not want Shemano to contact. Shemano agrees to not contact any person on such list, and Shemano shall not be entitled to any compensation set forth in Section 3 or otherwise with respect to any investment made by such person in the Company’s Securities.

Shemano is and will hereafter act as an independent contractor and not  as an employee of the Company and nothing in this Agreement shall be interpreted or construed to create any employment, partnership, joint venture, or other relationship between Shemano and the Company . Shemano will not hold itself out as having, and will not state to any person that Shemano has, any relationship with the Company other than as an independent contractor. Shemano shall have no right or power to find or create any liability or obligation for or in the name of the Company or to sign any documents on behalf of the Company.

(a)

Shemano understands that the Company is subject to certain obligations in connection with the disclosure of material nonpublic information to certain persons outside the Company, including broker-dealers, investment advisers, institutional investment managers (and their associated persons), investment companies, and holders of the Company’s securities (collectively, the “Enumerated Persons”).  In order to help assure the Company’s compliance with provisions of Regulation FD promulgated by the Securities and Exchange Commission, except as set forth herein, Shemano will not disclose to any third party any information that has been furnished to Shemano by the Company without the Company’s prior written consent; and, further, in the event of any proposed disclosure of such information to any Enumerated

Person by Shemano, Shemano shall assure that each such Enumerated Person agrees to keep such disclosed information in confidence by executing an appropriate confidentiality or similar agreement with Company or otherwise agreeing to maintain the confidentiality of such disclosed information.

4.

Right of First Refusal .  In consideration for Shemano acting as agent in connection with the proposed Offering and provided Shemano shall have raised not less than $10 million (excluding any offering proceeds raised by Berthel Fisher) in the Offering, the Company hereby grants Shemano a right of first refusal to serve as the Company’s exclusive financial advisor and investment banker in connection with any subsequent private placement of debt or equity securities (other than any such issuance in connection with any merger, acquisition, purchase of assets or similar transaction by the Company) for a period of six (6) months from the initial closing of the Offering.  In the event the Company advises Shemano that it desires to effect any subsequent private placement of debt or equity securities, the Company and Shemano will negotiate in good faith the terms of Shemano’s engagement in a separate agreement which would set forth, among other matters, compensation for Shemano based upon customary fees for the services provided; provided that if the parties are unable to agree to such terms within ____(__) days of the Company’s initial notice to Shemano, this right of first refusal shall automatically terminate.

6.

Termination of Agreement . This Agreement shall commence on the date of the execution hereof and shall remain in full force and effect for a period of ________; provided that this Agreement shall terminate immediately upon the completion or termination of the Offering.  The Company may terminate this Agreement and the Offering at any time upon written notice to Shemano.  In addition, either party may terminate this Agreement by notifying the other party in writing upon a material breach by that other party, unless such breach is curable and is in fact cured within 15 days after such notice. Notwithstanding the foregoing, all provisions of this Agreement other than sections 1, 2 and 4(a) – (d), shall survive the expiration or termination of this Agreement with respect to Offerees which Shemano introduces to the Company prior to any termination of the Offering. Shemano shall be entitled to compensation under section 3 with regard to investments made by such Offerees prior to the termination of this Agreement or at any time within (1) one year thereafter.

7.

Indemnification . The Company and Shemano each shall indemnify and defend the other and the other’s affiliates, directors, officers, employees, agents, consultants, attorneys, accountants and other representatives (each an “ Indemnified Person ”) and shall hold each Indemnified Person harmless, to the fullest extent permitted by law, from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorney’s fees and costs), as they are incurred, in connection with the Offering, resulting from the indemnifying party’s gross negligence, bad faith or willful misconduct in connection with the Offering, any violation by the indemnifying party (not caused by an Indemnified Person) of Federal or state securities laws in connection with the Offering, or any breach by the indemnifying party of this Agreement (“Claim”). In case any Claim shall be brought against any Indemnified Person, the indemnifying party shall be entitled to assume the defense of such Claim with counsel of the indemnifying party’s choice at its expense (in which case the indemnifying party shall not be responsible for the fees and expenses of any separate counsel retained by such Indemnified Person, except in the limited circumstances described below in this section); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the indemnifying party’s election to assume the defense of such litigation or proceeding (a) such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and (b) the indemnifying party shall bear the reasonable fees, costs and expenses of separate counsel if (but only if) the use of counsel selected by the indemnifying party to represent such Indemnified Person would present such counsel with a conflict of interest under applicable laws or rules of professional conduct.

8.

Confidentiality of Offeree Information . The Company acknowledges that the identity of the Offerees and all confidential information about Offerees received by the Company from an Offeree or Shemano is confidential information of Shemano and may not be shared with any other person without the consent of Shemano, except to the extent such information is required to be disclosed under applicable law, including federal, state or foreign securities laws.

9.

Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax, three days after being mailed by first class mail, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address or fax number for such party (or at such other address or fax number as shall hereafter be specified by such party by like notice):

(a)

If to the Company, to:

William J. Donovan

Chief Financial Officer

Guardian Technologies International, Inc.

21351 Ridgetop Circle

Suite 300

Dulles, VA  20166

Phone:

(703) 654-6015

Fax:

(703) 654-6005

E-Mail:

(b)

If to Shemano , to:

Bill Corbett

Chief Executive Officer

The Shemano Group, Inc.

601 California Street

Suite 1150

San Francisco, CA  94108

Phone:

(415) 274-3200

Fax:

(415) 274-3238

E-Mail:

10.

Company to Control Transactions.  The prices, terms and conditions under which the Company shall offer or sell any Securities shall be determined by the Company in its sole discretion.  The Company shall have the sole authority to control all discussions and negotiations regarding any proposed or actual offering or sale of Securities.  Nothing in this Agreement shall obligate the Company to actually offer or sell any Securities or consummate any transaction.  The Company may terminate any negotiations or discussions at any time and reserves the right not to proceed with any offering or sale of Securities.  Compensation pursuant to this Agreement shall only be paid to Shemano in the event of an actual Closing of the Offering to an Offeree introduced by Shemano.

11.

Confidentiality of Company Information. Shemano , and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (1) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts and (2) all confidential technology of the Company. For purposes hereof, it shall be assumed that all information furnished by the Company to Shemano shall be confidential information.  In furtherance of the foregoing, Shemano agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude Shemano from utilizing, subject to the terms and conditions of this Agreement, the Offering Documents prepared or approved by the Company for use in the Offering.

All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to the Company, and Shemano shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without express permission of the Company.  Nothing in this Agreement shall constitute a grant of authority to Shemano or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. If the Offering is not consummated, or if at any time the Company so requests, Shemano and its representatives will return to the Company all copies of information regarding the Company in their possession.

The provisions of this Section shall survive any termination of this Agreement.

3.

Press Releases, Etc. The Company shall prepare and control all press releases , announcements to the public, the media or the industry regarding any offering, placement, transaction or business relationship involving the Company or its affiliates , including but not limited to the preparation and filing of a Current Report on Form 8-K with regard to the execution of this Agreement and the closing of the Offering. Except for communication to Offerees in furtherance of this Agreement and the provision of the Offering Documents, Shemano will not disclose the fact that discussions or negotiations are taking place concerning a possible transaction involving the Company, or the status or terms and conditions thereof. Notwithstanding the foregoing, the Company agrees to issue a press release prior to the opening of the market on the business day following the Company’s receipt of executed agreements binding Offerees to purchase Securities and receipt of the aggregate gross proceeds from such Offerees announcing the closing thereof and setting forth material terms of the Offering

, including but not limited to the compensation paid or issued to Shemano; provided that any such press release shall only be issued with regard to a final (and not interim) closing of the Offering and, furthermore, shall be in compliance with applicable rules and regulations under the

1933 Act including, but not limited to , Regulation D promulgated thereunder ..

Due Diligence : Neither the Company, nor any of its directors, officers or shareholders, should, in any way rely on Shemano to perform any due diligence with respect to the Company.  It is expressly understood and agreed that to the extent due diligence is conducted; it will be conducted by investors in the Offering.

14.

Expenses, Etc . The compensation described in Section 3 of this Agreement shall be Shemano’s sole compensation for all of its services furnished hereunder to the Company and its affiliates, in connection with any Offering or placement of Securities. However, while Shemano shall pay all of its own costs and expenses (other than customary overhead expenses) exceeding ten thousand ($10,000) in carrying out its activities hereunder; the Company will reimburse the Shemano for the first $10,000 of aforementioned expenses after they have been incurred by the Shemano, and an itemized accounting has been provided to the Company; provided that any such individual expense item exceeding $_______ shall require the prior written approval of the Company. Shemano shall be exclusively responsible for any compensation, fees, customary overhead expenses, commissions or payments of its employees, agents representatives, any participating broker or dealer (including, but not limited to, those amounts paid or payable to Berthel Fisher), or other persons or entities utilized by Shemano in connection with its activities on behalf of the Company, and Shemano will indemnify and hold harmless the Company and its affiliates from the claims of any such persons or entities.  It was my understanding that we would not reimburse even the first $10,000.

15.

Compliance with Laws . Shemano represents and warrants that it is a duly registered broker/dealer and in good standing with the SEC, NASD and the State of California and each other state in which it is required to be registered to perform services hereunder, and has and shall maintain such registrations as well as all other necessary licenses and permits to conduct its activities under this Agreement, which it shall conduct in compliance with applicable federal and state laws relating to a private placement under Regulation D of the 1933 Act. Shemano represents that it is not a party to any other agreement which would conflict with or interfere with the terms and conditions of this Agreement.  Shemano is in compliance with all rules and regulations under the Securities Exchange Act of 1934, as amended, and the NASD’s rule and regulations.  To its knowledge, Shemano is not the subject of any investigation or other action, pending or threatened, by the SEC, NASD or any state or foreign securities commission.

16.

Assignment Prohibited.  No assignment of this Agreement shall be made without the prior written consent of the other party.

17.

Amendments.  Neither party may amend this Agreement or rescind any of its existing provisions without the prior written consent of the other party.

18.

Governing Law.  This Agreement shall be deemed to have been made in the State of California and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of California, without regard to the conflicts of laws rules of such jurisdiction.

19.

Waiver.  Neither Shemano’s nor the Company’s failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by Shemano or the Company of any of their respective rights or privileges under this Agreement.

20.

Severability. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation.  In all other respects, this Agreement shall continue to remain in full force and effect.

21.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement.  All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart.  Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.  Signed facsimile copies of this Agreement shall be valid and binding upon the parties hereto.

22.

Entire Agreement.  This Agreement and all other agreements and documents referred herein constitute the entire agreement between the Company and Shemano. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof.  All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein.  This is an integrated Agreement.

23.

Arbitration.  The parties agree that this Agreement and all controversies which may arise between Shemano and the Company, whether occurring prior, on or subsequent to the date of this Agreement, will be determined by binding arbitration.  The parties understand that:

(a)

Arbitration is final and binding on the parties.

(b)

The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c)

Pre-arbitration discovery is generally more limited than and different from court proceedings.

(d)

The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification or rulings by the arbitrators is strictly limited.

(e)

The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

The parties agree that any arbitration under this Agreement will be held at the facilities of and before an Arbitration Panel appointed by the National Association of Securities Dealers, Inc. (“NASD”), or if the NASD refuses to accept jurisdiction, then before JAMS/ENDISPUTE in San Francisco, California.  The award of the arbitrators, or of the majority of them, will be final, and judgments upon the award may be entered in any court, state or federal, having jurisdiction.  The parties hereby submit themselves and their personal representatives to the jurisdiction of any state or federal court for the purpose of such arbitration and entering such judgment.

Any forbearance to enforce an agreement to arbitrate will not constitute a waiver of any rights under this Agreement except to the extent stated herein.

THIS AGREEMENT IS GOVERNED BY A PRE-DISPUTE ARBITRATION CLAUSE CONTAINED IN SECTION 23 OF THIS AGREEMENT .

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF , the parties hereto have executed this Agreement as of the date first above written.

The Shemano Group, Inc . (“Shemano”)

By :  /s/  Bill Corbett

                                                            Bill Corbett

Title:  Chief Executive Officer

Guardian Technologies International, Inc.  (the “Company”)

By:  /s/  William J. Donovan

          William J. Donovan

Title:  Chief Financial Officer